EXHIBIT 10.17

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement is executed on January 1, 2015 by and between Monarch America, Inc. (“Pledgor”) and Jeremy N. Stout and Josh Field (“Pledgee”).

A. Contemporaneously with the execution of this Pledge Agreement, the survivor of the merger between The Big Tomato, Inc., a Colorado corporation, and Jeremy N. Stout, Inc., d/b/a The Big Tomato, a Colorado corporation (collectively, the “Corporation”), is to become a wholly-owned subsidiary of the Pledgor pursuant to the terms and conditions of the Merger Agreement dated as of October 17, 2014, as amended as of the date hereof.

B. In connection therewith and as additional security for the Promissory Notes being issued by the Pledgor to Pledgee and the security interest being granted by the Corporation to the Pledgee pursuant to a security agreement of even date herewith (the “Security Agreement”), Pledgor has agreed to pledge to Pledgee all the outstanding shares (the “Shares”) of the Corporation to Pledgee.

IT IS THEREFORE AGREED:

1. Pledge. As security for payment of the Note by the Pledgor, Pledgor hereby grants a security interest to Pledgee in the Shares. Contemporaneously with the execution of this Pledge Agreement, Pledgor shall deliver to Pledgee the certificate(s) for the Shares, endorsed in blank or accompanied by a stock power endorsed in blank.

2. Voting Rights. Until and unless there is an event of default pursuant to the terms of the Note, Pledgor shall have the right to exercise all voting rights with respect to the Shares and exercise all other rights of ownership of the Shares. If the Pledgor defaults in the performance of its obligations under the Note as provided therein or this Pledge Agreement, and such default is not cured within five days written notice of such default, then Pledgee shall have the right to exercise all voting rights with respect to the Shares and all other rights of ownership with respect thereto.

3. Representations. The Pledgor warrants and represents that it is the sole owner of the Shares and that it has the right to pledge the Shares under the terms of this Pledge Agreement.

4. Adjustments. In the event that, during the term of this Pledge Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Corporation, all new, substituted, and additional shares, or other securities, held by the Pledgee under the terms of this Agreement shall be in the same manner as the Shares originally pledged hereunder.

5. Payment of Note.Upon payment in full of the Note, the Pledgee shall redeliver to the Pledgor the certificate(s) for the Shares, and the stock power, if any, delivered to Pledgee herewith, and this Pledge Agreement and all rights of Pledgee in the Shares shall terminate.

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6. Default. The occurrence of a default under the Note or the Security Agreement shall constitute a default hereunder.

7. Remedies for Default. In the event that Pledgor defaults in the performance of any of the terms of this Agreement or of the Note, the Pledgee shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Colorado, and in this connection, the Pledgee may, upon thirty days notice to the Pledgor, sent by registered or certified mail, sell all the Shares in the manner provided in the Colorado Uniform Commercial Code. Pledgor hereby consents to a private or public sale of the Shares. Out of the proceeds of any sale the Pledgee may retain the amount equal to the principal and interest then due on the Note, plus the amount of the expenses of the sale, and shall pay any balance of such proceeds to the Pledgor.

Notwithstanding anything contained in this Pledge Agreement to the contrary, the Pledgee agrees and acknowledges that the pledge of the Shares is intended to be exclusive (along with the rights granted pursuant to the security agreement and the Note) of all other rights and remedies available to the Pledgee upon an default under the terms of the Note, and is cumulative and exclusive to any other right and remedy existing at law or in equity or otherwise. The Pledgee further agrees and acknowledges that upon possession of the Shares and any collateral under the Security Agreement as a result of an event of default by the Pledgor, the Pledgee shall have no further claims for payment of the principal or accrued interest under the Note against the Pledgor or any of its affiliates, even if the value of the Shares might be less than the outstanding amount of the Note.

8. Independent Counsel. Each of the Pledgee acknowledges and agrees that they received independent legal counsel of their own choice in connection with the negotiation and execution and delivery of this Pledge Agreement and that they have each been sufficiently apprised of their rights and responsibilities with regard to the substance of this Agreement and the transactions contemplated hereby. This Pledge Agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Pledge Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Pledge Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Pledge Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date or dates indicated below.

PLEDGOR:			PLEDGEE:

MONARCH AMERICA, INC.

By:	/s/ Eric Hagen		/s/ Josh Field /s/ Jeremy Stout
Eric Hagen, President

Date:	January 1, 2015	Date:	January 1, 2015

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